UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
Signatures
Ex-99.1 Press Release dated March 9, 2004

Item 7. Financial Statements and Exhibits

(c)Exhibit	99.1 – Press Release

Item 9. Regulation FD Disclosure

     As further described in a press release issued on March 9, 2004, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced that the Securities and Exchange Commission (SEC) issued a formal order in connection with its investigation of certain aspects of the company’s financial accounting revenue recognition policies. The matter has been the subject of an informal SEC inquiry, and the issuance of the formal order was an expected step which will assist the SEC in connection with its investigation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

March 10, 2004	CATALINA MARKETING CORPORATION

(Registrant)

/s/ Christopher W. Wolf

Christopher W. Wolf
Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal
financial officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release